Exhibit 99.1

Actelis Networks Announces Operational Reorganization To Enhance Customer Value and Optimize Cost Structure

Company plans streamline its operations utilizing AI, offshoring and outsourcing for agility and flexibility in delivering products, operations, and administration; Plan includes strengthening sales in profitable growth verticals and regions; Expected to result in a 20% reduction in quarterly expenses by the end of 2025

FREMONT, Calif., August 21, 2025 -- Actelis Networks, Inc. (NASDAQ: ASNS) ("Actelis" or the "Company"), a market leader in cyber-hardened, rapid deployment networking solutions for IoT and broadband applications, today announced that it has started the process of an operational restructuring to reach increased efficiency in delivering customer value and improve market focus, while reducing expenses. The initiative targets a reduction of approximately 20% of the Company’s expenses and is expected to be implemented gradually through the end of 2025, while strengthening the sales focus and customer delivery.

"We are working to increase our customer focus while becoming more efficient in how we invest our resources” , said Tuvia Barlev, Chairman and CEO of Actelis. "We are planning to maximize efficiency by leveraging AI, outsourcing , offshoring to lower cost geographies, and automation. As part of this, we plan to minimize our spending on facilities and G&A, while introducing an optimized organizational structure, integrating new hires in key positions and reducing management overhead. In parallel, we are laser focused on enhancing our growth and delivery to customers by directing more sales and marketing resources to higher growth verticals and geographies. We are committed to creating maximum shareholder and stakeholder value.”

Key Components of the Reorganization will include:

Technology-Enabled Activity Optimization: The Company is working to accelerate sales, R&D, and operational tasks, alongside adjusting team setups in R&D, sales, operations and G&A using AI and automation tools. Once implemented, these changes will enhance delivery and growth while maintaining operational capabilities and reducing costs.

Improving Operational Efficiency: The Company plans on conducting a series of operational efficiency improvements including office consolidation, outsourcing of certain activities, and expanding offshore partnerships in lower cost geographies. Actelis aim to optimize its real estate footprint while maintaining its market presence, alongside leveraging cost-effective on-shore and off-shore capabilities for select operational functions without compromising quality or security standards.

Moving Towards More Software, Less Hardware: Actelis is planning to gradually focus on software (SW) development in network management and cyber security, and less on in-house hardware (HW) development. Necessary HW development and manufacturing will gradually be transitioned to offshore partners in lower cost geographies.

Focusing and Strengthening Sales: Following the hiring of the Company’s new Chief Revenue Officer with a specific focus on US Federal and Local Government, and the hire of our new Director of Federal Sales, Actelis is planning to continue investing and strengthening its sales force in areas where revenue growth is imminent and profitability is highest

The optimization plan is expected to be implemented by the end of 2025, ensuring no disruption to customer service and ongoing sales. This measured approach allows the Company to maintain operational continuity while capturing such efficiency gains. Actelis remains committed to its core mission of delivering innovative, secure networking solutions for critical infrastructure applications while building a more efficient operational foundation and excelling at delivering maximum customer value.

About Actelis Networks, Inc.

Actelis Networks, Inc. (NASDAQ: ASNS) is a market leader in hybrid fiber-copper, cyber-hardened networking solutions for rapid deployment in wide-area IoT applications, including government, ITS, military, utility, rail, telecom, and campus networks. Actelis' innovative portfolio offers fiber-grade performance with the flexibility and cost-efficiency of hybrid fiber-copper networks. Through its "Cyber Aware Networking" initiative, Actelis also provides AI-based cyber monitoring and protection for all edge devices, enhancing network security and resilience. For more information, please visit www.actelis.com.

Forward-looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements. Forward-looking statements are not historical facts, and are based upon management’s current expectations, beliefs and projections, many of which, by their nature, are inherently uncertain. Such expectations, beliefs and projections are expressed in good faith. However, there can be no assurance that management’s expectations, beliefs and projections will be achieved, and actual results may differ materially from what is expressed in or indicated by the forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the forward-looking statements. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. Forward-looking statements speak only as of the date the statements are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events or circumstances, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws. If the Company does update one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect thereto or with respect to other forward-looking statements. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release. Actelis is not responsible for the contents of third-party websites.

Contact

Arx | Capital Markets & IR
North American Equities Desk
actelis@arxadvisory.com